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                                                                   EXHIBIT 10.11


                               OPEN SOLUTIONS INC.

                           Restricted Stock Agreement
                 Granted Under [2000/2003] Stock Incentive Plan

         AGREEMENT made on ____________, between Open Solutions Inc., a Delaware corporation (the "Company"), and _______________ (the "Participant").

         For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         (1)      Issuance of Shares.

         The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's [2000/2003] Stock Incentive Plan (the "Plan"), _________ shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock"). The Shares will be held in book entry by the Company's transfer agent in the name of the Participant for that number of Shares issued to the Participant. The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in
Section 3 of this Agreement.

         (2)      Vesting.

                  (a) The Shares shall vest and become free from the forfeiture provisions in Section 2(b) hereof and become free from the transfer restrictions in Section 3 hereof in five equal annual installments beginning on the first anniversary of the date of this Agreement.

                  (b) In the event that the Shares do not vest in accordance with Section 2(a), then, all of the Shares shall be forfeited immediately and automatically to the Company and the Participant shall have no further rights with respect to such Shares.

                  (c) In the event that the Participant's employment with the Company is terminated by reason of the Participant's death or disability, the Shares shall vest in full and become free from the forfeiture provisions in
Section 2(b) hereof and become free from the transfer restrictions in Section 3 hereof.

                  (d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.

         (3)      Restrictions on Transfer.

                  (a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Participant and/or




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Approved Relatives, provided that such Shares shall remain subject to this
Agreement (including without limitation the restrictions on transfer set forth in this Section 3 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

                  (b) The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

         (4)      Restrictive Legends.

         All Shares subject to this Agreement subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws:

                  "The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

         (5)      Provisions of the Plan.

         This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

         (6)      Withholding Taxes; Section 83(b) Election.

                  (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions. For so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended, the Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including vested Shares, valued at their Fair Market Value (as defined in the Plan); provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.



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                  (b)      The Participant has reviewed with the Participant's
own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that the Participant may elect to be taxed at the time the Shares are issued rather than when and as the Shares vest by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days after the date of purchase.

                  THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT'S RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

         (7)      Miscellaneous.

                  (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions and continuing service as an employee at the will of the Company (not through the act of being hired or being granted the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.

                  (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

                  (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

                  (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

                  (e) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 455 Winding Brook Drive, Glastonbury, CT 06033. Each notice to the Participant shall be addressed to the Participant at the Participant's last known address.



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                  (f)      Pronouns. Whenever the context may require, any
pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

                  (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

                  (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

                  (j) Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation Committee of the Board of Directors of the Company shall be final and conclusive.

                  (k) Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

                  (l) Delivery of Certificates. The Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have ceased to be subject to forfeiture pursuant to Section 2.

                  (m) No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       OPEN SOLUTIONS INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                       --------------------------------------
                                       [Name of Participant]

                                       Address:


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